                                                                    EXHIBIT 10.1

                FIRST AMENDMENT AND WAIVER TO SECOND AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT

            THIS FIRST  AMENDMENT  AND  WAIVER TO SECOND  AMENDED  AND  RESTATED
REVOLVING  CREDIT AGREEMENT (this  "Amendment")  made as of May 10, 2002, by and among NUCO2 INC.,  a Florida  corporation  (the  "Company"),  SUNTRUST  BANK,  a
Georgia  banking  corporation,  as successor by merger to SunTrust  Bank,  South
Florida,  National  Association  ("SunTrust"),   the  other  banks  and  lending
institutions  which become "Lenders" as provided in the Credit Agreement defined below (SunTrust and such other banks and lending institutions, collectively, the
"Lenders"),  HELLER FINANCIAL, INC., a Delaware corporation,  in its capacity as
Syndication  Agent (the  "Syndication  Agent"),  BNP PARIBAS,  a French  banking
organization   acting   through  its  New  York  branch,   in  its  capacity  as
Documentation  Agent (the "Documentation  Agent"),  and SUNTRUST BANK, a Georgia
banking  corporation,  as successor by merger to SunTrust  Bank,  South Florida,
National  Association,  in its capacity as Administrative  Agent for the Lenders
(the "Administrative Agent"), as Issuing Bank (the "Issuing Bank"), and as Swing
Line Lender (the "Swing Line Lender").

                             PRELIMINARY STATEMENTS:

            The Company,  the Syndication  Agent, the  Documentation  Agent, the
Administrative  Agent,  the Issuing Bank,  the Swing Line Lender and the Lenders
are  parties to that  certain  Second  Amended  and  Restated  Revolving  Credit
Agreement  dated as of September 24, 2001 (the "Credit  Agreement";  capitalized terms used herein and not defined  herein  shall have the  meanings  assigned to them in the Credit Agreement),  pursuant to which the Lenders,  the Issuing Bank and the Swing Line Lender agreed to make and continue to make certain  financial accommodations to the Company;

            The Company  has  requested,  and the  Lenders  have agreed to amend certain  financial  covenants and to make certain other  amendments on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,  the parties hereto,  intending to be legally bound, agree as follows:

1.          Amendments to Credit Agreement.

     a.  Section 1.01 of the Credit  Agreement  is hereby  amended by adding the following new  definitions of "First  Amendment  Effective Date" and "Summary of
Customer Data":
            "First Amendment Effective Date" shall mean May 10, 2002.

            "Summary of Customer Data" shall mean that certain summary delivered to the Lenders in the form of Exhibit K attached hereto.

     b. Section 1.01 of the Credit  Agreement is hereby amended by replacing the definition of "Applicable Margin" in its entirety with the following definition:

            "Applicable Margin" shall mean the percentage designated below based
            on  the  Company's   Total  Debt  Coverage  Ratio  for  each  Fiscal
            Quarter-end, as indicated below:

            For LIBOR Advances:

           -------------------------------------------------------------------------------------------
           Total Debt                  Applicable       Applicable       Applicable       Applicable
           Coverage                    Margin           Margin           Margin           Margin
           Ratio                       beginning        beginning        beginning        beginning
                                       May 10, 2002     July 1, 2002     October          January 1,
                                       through and      through and      2002 through     2003 and
                                       including June   including        and including    thereafter
                                       30, 2002         September 30,    December 31,     (LIBOR
                                       (LIBOR           2002 (LIBOR      2002 (LIBOR      Advance)
                                       Advance)         Advance)         Advance)
           --------------------------------------------------------------------------------------------

           Less than 2.50:1.0          2.50%            2.50%            2.50%            2.50%

           Greater than or equal to    2.75%            2.75%            2.75%            2.75%
           2.50:1.0 and less than
           3.00:1.0

           Greater than or equal to    3.00%            3.00%            3.00%            3.00%
           3.00:1.0 and less than
           3.50:1.0

           Greater than or equal to    3.25%            3.25%            3.25%            3.25%
           3.50:1.0 and less than
           4.00:1.0

           Greater than or equal to    3.50%            3.75%            4.00%            4.25%
           4.00:1.0 and less than
           4.50:1.0

           Greater than or equal to    3.75%            4.25%            4.50%            4.75%
           4.50:1.0

           For Base Rate Advances:

           Total Debt                 Applicable          Applicable           Applicable         Applicable
           Coverage                   Margin              Margin               Margin             Margin
           Ratio                      beginning           beginning            beginning          beginning
                                      May 10, 2002        July 1, 2002         October 1,         January 1,
                                      through and         through and          2002 through       2003 and
                                      including June      including            and including      thereafter
                                      30, 2002            September 30,        December 31,       (Base Rate
                                      (Base Rate          2002 (Base           2002 (Base         Advance)
                                      Advance)            Rate Advance)        Rate Advance)
           --------------------------------------------------------------------------------------------------

           Less than 2.50:1.0          1.50%              1.50%                1.50%              1.50%

           Greater than or equal to    1.75%              1.75%                1.75%              1.75%
           2.50:1.0 and less than
           3.00:1.0

           Greater than or equal to    2.00%              2.00%                2.00%              2.00%
           3.00:1.0 and less than
           3.50:1.0

           Greater than or equal to    2.25%              2.25%                2.25%              2.25%
           3.50:1.0 and less than
           4.00:1.0

           Greater than or equal to    2.50%              2.75%                3.00%              3.25%
           4.00:1.0 and less than
           4.50:1.0

           Greater than or equal to    2.75%              3.25%                3.50%              3.75%
           4.50:1.0

            Each change in the Applicable  Margin resulting from a change in the
            Total Debt Coverage  Ratio shall be effective on the first  Business
            Day immediately following the date of delivery to the Administrative
            Agent of the annual  financial  statements  required  under  Section

            5.03(a)(i),  or the quarterly  financial  statements for each Fiscal
            Quarter required under Section 5.03(a)(ii),  as applicable,  in each case together with the  Compliance  Certificate  required by Section
            5.03(a)(ii),  indicating such change.  Notwithstanding the foregoing and subject to Section  2.23,  at any time during  which the Company has failed to deliver such  financial  statements  and  certificates when required by Sections 5.03(a)(i) and 5.03(a)(ii), as applicable, the Applicable Margin shall be increased by 2% per annum, until such time as the delinquent financial statements are delivered,  at which time the Applicable Margin shall be reset as provided above.

c. Subsections  (ii), (iii) and (iv) of Section 5.03 of the Credit Agreement are
hereby  amended by replacing the existing  Subsections  (ii),  (iii) and (iv) in their entirety with the following:

                        "(ii) as soon as  available  and in any event  within 45
            days after the end of each Fiscal Quarter of the Company that is not the  end  of  a  Fiscal  Year,  its  quarterly  unaudited  financial statements  (which shall  include a  consolidated  balance sheet and related  statements  of income and cash flows),  together with (A) a certificate  in the  form  of  Exhibit  H  hereto  (the  "Compliance
            Certificate")  by the Chief  Financial  Officer of the Company (with supporting details and calculations of financial  covenants) stating that (x) the  financials  were  prepared  in  accordance  with  GAAP
            (subject  to  customary  year-end  audit  adjustments)  and that the covenants  described  in Article VII have been met and (y) whether a
            Default or Event of Default  exists  (specifying  the nature thereof and intended response),  (B) a comparison of the quarterly unaudited financial  statements  (which shall include a  consolidated  balance sheet  and  related  statements  of  income  and cash  flows) to the projections  supplied  to the  Lenders by the  Company  pursuant  to
            Section  5.03(a)(iv) and an analysis as to the differences,  if any, between the unaudited  financial  statements  (which shall include a consolidated balance sheet and related statements of income and cash flows) and such  projections  supplied to the Lenders by the Company pursuant to Section  5.03(a)(iv)  and (C) a Summary of Customer Data
            for such Fiscal Quarter;

                        (iii) as soon as  available  and in any event  within 45
            days after the end of each month, the consolidated balance sheet and related statements of income of the Company, which shall (w) include the amount of Capital  Expenditures for such month, (x) set forth in comparative  form the  corresponding  figures  for such month in the projections  supplied  to the  Lenders by the  Company  pursuant  to
            Section   5.03(a)(iv),   (y)  set  forth  in  comparative  form  the
            corresponding figures for the Fiscal Year to date in the projections
            supplied  to  the  Lenders  by  the  Company   pursuant  to  Section
            5.03(a)(iv) and (z) set forth an analysis as to the differences,  if any, between the consolidated  balance sheet and related  statements of  income  and such  projections  supplied  to the  Lenders  by the
            Company pursuant to Section 5.03(a)(iv); and

                        (iv) as soon as  available  and in any  event  not later
            than  forty-five  (45) days after the end of each fiscal year of the
            Company,  financial projections with supporting  assumptions for the following  fiscal  year,  in a  form  satisfactory  to  the  Agents;
            provided,  however,  for Fiscal Year 2002 and Fiscal Year 2003,  the projections  attached as Exhibit J shall be the projections required to be delivered pursuant to this Section 5.03(a)(iv) and the Company shall have satisfied its  requirements  with respect to this Section
            5.03(a)(iv) for such Fiscal Years."

     d. Section 7.01 of the Credit Agreement is hereby amended by replacing such
Section 7.01 in its entirety with the following:

            "SECTION  7.01 Senior Debt  Coverage  Ratio.  The Company  shall not permit the Senior  Debt  Coverage  Ratio at any time during a period specified  below to be greater  than (i) 2.50 to 1.00 for the period beginning January 1, 2002 through and including March 31, 2002; (ii)
            2.60 to 1.00 for the  period  beginning  April 1, 2002  through  and including June 30, 2002; (iii) 2.65 to 1.00 for the period beginning
            July 1, 2002 through and including  September 30, 2002; (iv) 2.70 to
            1.00 for the period beginning  October 1, 2002 through and including
            December 31, 2002; (v) 2.60 to 1.00 for the period beginning January
            1, 2003 through and including  March 31, 2003; and (vi) 2.00 to 1.00 thereafter."

     e. Section 7.02 of the Credit Agreement is hereby amended by replacing such
Section 7.02 in its entirety with the following:

            "SECTION  7.02 Total Debt  Coverage  Ratio.  The  Company  shall not permit the Total  Debt  Coverage  Ratio at any time  during a period specified  below to be greater  than (i) 4.50 to 1.00 for the period beginning January 1, 2002 through and including March 31, 2002; (ii)
            4.60 to 1.00 for the  period  beginning  April 1, 2002  through  and including June 30, 2002; (iii) 4.70 to 1.00 for the period beginning
            July 1, 2002 through and including  September 30, 2002; (iv) 4.75 to
            1.00 for the period beginning  October 1, 2002 through and including
            December 31, 2002; (v) 4.50 to 1.00 for the period beginning January
            1, 2003 through and including  March 31, 2003; (vi) 3.25 to 1.00 for the period  beginning  April 1, 2003 through and including  June 30,
            2003; and (vii) 3.00 to 1.00 thereafter."

     f. Section 7.03 of the Credit Agreement is hereby amended by replacing such
Section 7.03 in its entirety with the following:

            "SECTION  7.03 Debt Service  Coverage  Ratio.  The Company shall not permit  the Debt  Service  Coverage  Ratio as of the last day of any
            Fiscal  Quarter of the  Company to be less than (i) 1.20 to 1.00 for the period  beginning  April 1, 2002 through and including  December
            31, 2002; (ii) 1.25 to 1.00 for the period beginning January 1, 2003 through  and  including  March  31,  2003;  and  (iii)  1.30 to 1.00 thereafter."

     g. Section 7.04 of the Credit Agreement is hereby amended by replacing such
Section 7.04 in its entirety with the following:

            "SECTION  7.04 Minimum  EBITDA.  The Company  shall  maintain at all times, calculated as of the last day of each Fiscal Quarter, Minimum
            EBITDA for the four preceding Fiscal Quarters ending on the last day of such  Fiscal  Quarter  of not less than (i)  $19,700,000  for the
            Fiscal Quarter ending June 30, 2002; (ii) $18,950,000 for the Fiscal
            Quarter ending September 30, 2002; (iii)  $18,800,000 for the Fiscal
            Quarter ending  December 31, 2002;  (iv)  $20,150,000 for the Fiscal
            Quarter  ending  March 31,  2003;  (v)  $23,000,000  for the  Fiscal
            Quarter  ending June 30, 2003; and (vi)  $25,500,000  for the Fiscal
            Quarter ending September 30, 2003; provided, however, EBITDA for the
            Fiscal  Quarter  ended  September  30,  2001,  shall be increased by adding  non-recurring  charges  associated with the  amortization of remaining  loan fees and any waiver  fees and any  termination  cost associated with the Company's then current  interest rate protection agreement during such Fiscal Quarter in the amount of $796,000."

     h. Annex A to the Credit  Agreement  is hereby  amended by  replacing  such
Annex A in its entirety with Annex A attached to this Amendment.

     i.  Schedule  4.07 and  Schedule  4.21 to the Credit  Agreement  are hereby amended by replacing such Schedule 4.07 and Schedule 4.21 in their entirety with
Schedule 4.07 and Schedule 4.21 attached to this Amendment.

     j. Exhibit J to the Credit  Agreement is hereby  amended by replacing  such
Exhibit J in its entirety with Exhibit J attached to this Amendment.

     k. The Credit  Agreement  is hereby  amended  by adding  the new  Exhibit K attached to this Amendment.

2.          Waiver.

            The Company has  informed the  Administrative  Agent and the Lenders that the Minimum  EBITDA for the Fiscal  Quarter ending March 31, 2002, was less than $5,584,000 as required by Section 7.04 of the Credit Agreement. The Lenders
hereby waive any Default or Event of Default that have arisen as a result of the failure of the Company to comply with Section 7.04 for the Fiscal Quarter ending
March 31,  2002.  This waiver is limited  solely to the matter  stated above and shall  not be  deemed  to waive or  amend  any  other  provision  of the  Credit
Agreement  and  shall not serve as a waiver  or  amendment  of any other  matter prohibited by the terms and conditions of the Credit Agreement.

3.          Consent.

            The  Lenders  consent to and approve  Amendment  No. 8 to the Senior
Subordinated  Note Purchase  Agreement  ("Amendment No. 8"), dated as of May 10,
2002, by and among the Company and each of the investors signatory thereto.

            4. Conditions Precedent.  This Amendment shall become effective upon satisfaction of the following conditions:

            a. The  Administrative  Agent shall have received all fees and other amounts  due and  payable  on or prior to the First  Amendment  Effective  Date, including  reimbursement  or  payment of all out of pocket  expenses  (including reasonable fees,  charges and  disbursements of King & Spalding,  counsel to the
Administrative  Agent)  required  to  be  reimbursed  or  paid  by  the  Company hereunder,  under any other Loan Document and under any other agreement with the
Administrative Agent.

            b. The  Administrative  Agent shall have received executed originals of this  Amendment  from the Company and the  Required  Lenders,  each dated the
First  Amendment  Effective  Date,  in form and  substance  satisfactory  to the
Administrative Agent.

            c. The Administrative  Agent shall have received an executed copy of
Amendment No. 8, in form and substance  satisfactory to the Administrative Agent and the Lenders.

            d. The Administrative Agent, for its account and the account of each
Lender,  shall have received an amendment  fee in the amount of $300,000,  to be distributed to the Lenders on a pro rata basis.

            e. The Administrative Agent shall have received such other documents as any Lender may reasonably request.

5.          Other Agreements.

            a. The Company hereby affirms that each of the  representations  and warranties  of the Company  contained in the Credit  Agreement  and in any other
Loan Documents  (except to the extent that any such  representation  or warranty expressly relates solely to an earlier date and for changes therein permitted or contemplated by the Credit Agreement) is correct in all material respects on and as of the date hereof and after giving  effect to this  Amendment.  In addition, with respect to this  Amendment,  the Company  warrants and represents  that the execution,  delivery and  performance  by the Company of this  Amendment (i) are within the  Company's  corporate  power;  (ii) have been duly  authorized by all necessary or proper  corporate  action;  (iii) are not in  contravention  of any provision of the Company's certificate of incorporation or bylaws; (iv) will not violate  any law or  regulation,  or any  order or  decree  of any  Governmental
Authority; (v) will not conflict with or result in the breach or termination of, constitute  a default  under or  accelerate  any  performance  required  by, any indenture,  mortgage,  deed of trust,  lease,  agreement or other  instrument to which the Company is a party or by which the  Company or any of its  property is bound;  (vi) will not result in the creation or  imposition of any Lien upon any of the property of the Company  other than those in favor of the  Administrative
Agent for the benefit of the Lenders,  all pursuant to the Loan  Documents;  and
(vii) do not require the consent or approval of any Governmental Authority.  The
Company  further  represents  and  warrants  that this  Amendment  has been duly executed  and  delivered  for the  benefit  of or on behalf of the  Company  and constitutes a legal,  valid and binding  obligation of the Company,  enforceable against the Company in accordance with its terms.

            b. Except as expressly  waived or amended  hereby,  all terms of the
Credit  Agreement and the other Loan Documents shall be and remain in full force and effect  and shall  constitute  the legal,  valid,  binding  and  enforceable obligations of the Company to the Administrative  Agent and the Lenders.  To the
extent any terms and conditions in any other Loan Documents shall  contradict or be in  conflict  with any terms or  conditions  of the Credit  Agreement,  after giving effect to this  Amendment,  such terms and  conditions  are hereby deemed modified  and amended  accordingly  to reflect the terms and  conditions  of the
Credit  Agreement as modified and amended hereby.  The Company  acknowledges and expressly agrees that the Lenders reserve the right to, and do in fact,  require strict  compliance  with the terms and  provisions of the Credit  Agreement,  as amended by this Amendment.

            c. The Company  hereby  restates,  ratifies and  reaffirms  each and every term and  condition and every  covenant set forth in the Credit  Agreement and the other Loan  Documents,  effective as of the date hereof,  and represents that, after giving effect to this Amendment and the waiver contained  herein, no
Default  or Event of  Default  has  occurred  and is  continuing  as of the date hereof.

            d. The Company agrees to pay on demand all costs and expenses of the
Administrative Agent in connection with the preparation, execution, delivery and enforcement of this Amendment,  the closing hereof,  and any other  transactions contemplated  hereby,  including  the fees  and  out-of-pocket  expenses  of the
Administrative Agent's counsel.

            e. This  Amendment  may be executed  in any number of  counterparts, each of which  shall be deemed an  original  and all of which,  taken  together, shall constitute one and the same instrument.

            f. THIS  AMENDMENT  SHALL BE GOVERNED BY, AND CONSRUED IN ACCORDANCE
WITH THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICTS), OF THE STATE OF NEW YORK
AND ALL APPLICAVBLE LAWS OF THE UNITED STATES OF AMERICA.

            g. This Amendment  shall be binding upon and inure to the benefit of the parties  hereto,  their  respective  successors,  successors-in-titles,  and assigns.

            h. This Amendment sets forth the entire understanding of the parties with  respect to the matters set forth  herein,  and shall  supersede  any prior negotiations or agreements, whether written or oral, with respect thereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly  executed  under  seal  by  their  respective  officers  thereunto  duly authorized, as of the date first above written.

                                          NUCO2 INC.,
                                          a Florida corporation

                                          By: Gregg F. Stewart
                                              --------------------
                                              Name: Gregg F. Stewart
                                              Title: Chief Financial Officer

                                          Attest: Eric M. Wechsler
                                                  ------------------------
                                              Name: Eric M. Wechsler
                                              Title: General Counsel

                                  SUNTRUST BANK
                                  Individually and as Administrative Agent

                                  By: Karen C. Copeland
                                      ---------------------
                                      Name: Karen C. Copeland
                                      Title: Vice President

                                  HELLER FINANCIAL, INC.
                                  individually and as Syndication Agent

                                  By: Francois Delangle
                                      ---------------------
                                      Name: Francois Delangle
                                      Title: Vice President

                                  BNP PARIBAS,
                                  individually and as Documentation Agent

                                  By: Cecile Scherer
                                      ------------------
                                      Name: Cecile Scherer
                                      Title: Director, Merchant Banking Group

                                  By: Ross A. Catlin
                                      ------------------
                                      Name: Ross A. Catlin
                                      Title: Director